Exhibit 99.1

PFF BANCORP TO PRESENT AT HOWE BARNES HOEFER & ARNETT

COMMUNITY BANK CONFERENCE ON AUGUST 21, 2006

RANCHO CUCAMONGA, Calif., August 17, 2006 (PRNewswire - FirstCall) Gregory C. Talbott, Senior Executive Vice President COO and CFO of PFF Bancorp, Inc. (NYSE:PFB), the holding company for PFF Bank & Trust, Diversified Builder Services, Inc. and Glencrest Investment Advisors, Inc., will be presenting at the Howe Barnes Hoefer & Arnett 11th Annual Community Bank Conference on Monday, August 21, 2006 at 2:50 p.m. CDT. A web-cast can be accessed live through www.howebarnes.com.  The Company's June 30, 2006 Investor Update slides can be found on the PFF Bancorp web site at www.pffbancorp.com/presentations.

SOURCE: PFF Bancorp, Inc.

CONTACT: Gregory C. Talbott of PFF Bancorp, Inc.,

9337 Milliken Avenue

Rancho Cucamonga, CA 91730

909-941-5426

Web site: http://www.pffbancorp.com